EXHIBIT 5.2

[Letterhead of Latham & Watkins LLP]

January 14, 2005

Arden Realty, Inc.
Arden Realty Limited Partnership
11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025

Re:	Shelf Registration of Arden Realty, Inc. and Arden Realty Limited Partnership

Ladies and Gentlemen:

     In connection with a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a draft prospectus (the “Prospectus”), which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale (i) by Arden Realty Limited Partnership, a Maryland limited partnership (the “Partnership”), of up to $500,000,000 aggregate offering price of debt securities of the Partnership (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by Arden Realty, Inc., a Maryland corporation (the “Company”), and (ii) by the Company of up to $257,187,398 aggregate offering price of (a) shares of common stock of the Company, par value $.01 per share; and/or (b) shares of preferred stock of the Company, par value $.01 per share. The Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Debt Securities will be issued pursuant to an indenture among the Partnership and The Bank of New York, as trustee (the “Trustee”), dated as of March 14, 2000, as may be further supplemented from time to time (the “Indenture”).

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Partnership and the Company in connection with the authorization and issuance of the Securities. For the purposes of this opinion, we have assumed that such proceedings will be timely and properly completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In connection with our examination, we have

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been furnished with, and with your consent have relied upon, certificates of one or more officers of the Partnership and the Company with respect to certain factual matters. We have not independently verified such factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

     1. When (a) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, in its capacity as general partner of the Partnership, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Partnership or result in a default under or breach of any agreement or instrument binding upon the Partnership, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Partnership, whether imposed by any court or governmental or regulatory body having jurisdiction over the Partnership, and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

     2. When (a) the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of (i) the Guarantees by the Company and (ii) the related Debt Securities by the Partnership), (b) the Guarantees have been duly executed and delivered on behalf of the Company and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Guarantees as

January 14, 2005

executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Guarantees as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions expressed in paragraphs 1 and 2 of this opinion are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture or (ii) with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

     We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Partnership under the Indenture or the Debt Securities, or of the Company under the Guarantees, of Section 548 of the United State Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

     We assume for purposes of this opinion that (i) the Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to issue and sell the Debt Securities; (ii) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to execute, deliver and perform its obligations under the Guarantees; (iii) the Debt Securities have been duly authorized by all necessary partnership action of the Partnership and the Guarantees have been duly authorized by all necessary corporate action by the Company; and (iv) the Indenture has been duly authorized by all necessary partnership action of the Partnership and has been duly executed and delivered by the Partnership.

     To the extent that the obligations of the Partnership under the Debt Securities or the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that: (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority

January 14, 2005

to perform its obligations under each of the Debt Securities and Indenture, respectively; (c) is duly qualified to engage in the activities contemplated by the Debt Securities and Indenture, respectively; (d) has duly authorized, executed and delivered each of the Debt Securities and Indenture, respectively; and (e) is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and (ii) each of the Debt Securities and Indenture, respectively, constitutes a legally valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms.

     We have also assumed that the choice of law provisions in each of the Debt Securities, the Indenture and the Guarantees would be enforced by any court in which enforcement thereof might be sought.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”

Very truly yours,

/s/ Latham & Watkins LLP